EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-130505, 333-129754, 333-114866, 333-97769, 333-66746 and 333-37914) on Form S-8 of Genius Products, Inc. and subsidiary of our report dated April 13, 2006 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Genius Products, Inc. and subsidiary for the year ended December 31, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

April 13, 2006